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                                                                    EXHIBIT 99.3


                                   CONSENT OF
                     CREDIT SUISSE FIRST BOSTON CORPORATION


      We hereby consent to the use of our name and to the description of our opinion letter, dated March 21, 2001, to the Board of Directors of Kent Electronics Corporation under the captions "Summary -- Opinions of Financial Advisors" and "The Merger -- Background to the Merger," "-- Recommendation of, and Factors Considered by, Kent's Board of Directors," and "-- Opinion of Kent's Financial Advisor" in, and to the inclusion of such opinion letter as Appendix D to the Joint Proxy Statement/Prospectus of Avnet, Inc. and Kent Electronics Corporation, which Joint Proxy Statement/Prospectus is part of Amendment No. 1 to the Registration Statement on Form S-4 of Avnet, Inc., Registration No. 333-58852. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

CREDIT SUISSE FIRST BOSTON CORPORATION

By: /s/ Robert G. Mann
    ----------------------------------
    Name: Robert G. Mann
    Title: Managing Director

New York, New York
April 24, 2001